As filed with the Securities and Exchange Commission on November 29, 2001
                                                     Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 --------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 --------------

                              XYBERNAUT CORPORATION
                              ---------------------
             (Exact name of registrant as specified in its charter)

      Delaware                                                  54-1799851
---------------------                                        ----------------
(State or other jurisdiction of                              (I.R.S. Employer
Incorporation or organization)                               Identification No.)

                             12701 Fair Lakes Circle
                             Fairfax, Virginia 22033
                                 (703) 631-6925
        ----------------------------------------------------------------
               (Address, including zip code, and telephone number,
        Including area code, of registrant's principal executive offices)

                                Edward G. Newman
                             12701 Fair Lakes Circle
                             Fairfax, Virginia 22033
                                 (703) 631-6925
        ----------------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   Including area code, of agent for service)

                                    Copy to:

                           Martin Eric Weisberg, Esq.
                      Jenkens & Gilchrist Parker Chapin LLP
                              The Chrysler Building
                              405 Lexington Avenue
                            New York, New York 10174
                                 (212) 704-6000

                                 --------------

     Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this Registration Statement.

     If the only securities on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| __________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE


                                                                     Proposed Maximum    Proposed Maximum      Amount of
            Title of Each Class                   Amount to be        Offering Price         Aggregate       Registration
       of Securities to be Registered            Registered(1)          per Share         Offering Price          Fee
Common Stock, $.01 par value per share.....     5,616,131 (2)        $   2.26(4)          $ 12,692,456.06     $ 3,173.11
Common Stock, $.01 par value per share.....     1,422,059 (2)(3)     $   2.55(5)          $  3,626,250.45     $  906.56
Total Registration Fee.....................                                                                   $ 4,079.67


(1) Represents the shares of common stock being registered for resale by the selling stockholders.

(2) Pursuant to Rule 416, the shares of common stock offered hereby also include such presently indeterminate number of shares of common stock as shall be issued by us to the selling stockholders upon adjustment under anti-dilution provisions covering the additional issuance of shares by Xybernaut resulting from stock splits, stock dividends or similar transactions.

(3) Represents the number of shares of common stock issuable upon exercise of warrants to purchase shares of our common stock.

(4) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (g) of the Securities Act of 1933, as amended (the "Securities Act"); based on the average ($2.26) of the bid ($2.24) and asked ($2.27) price on the Nasdaq National Market on November 26, 2001.

(5) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) of the Securities Act, based on the higher of (a) the exercise price of the warrants or (b) the offering price of securities of the same class included in this registration statement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any state where
the         offer         or        sale        is        not         permitted.


                 SUBJECT TO COMPLETION, DATED NOVEMBER __, 2001

PROSPECTUS

                              XYBERNAUT CORPORATION

                        7,038,190 shares of common stock

     The selling stockholders of Xybernaut Corporation listed on page 10 of this prospectus are offering for sale up to 7,038,190 shares of common stock of Xybernaut under this prospectus.

     The selling stockholders may offer their shares through public or private transactions, at prevailing market prices, or at privately negotiated prices. See "Plan of Distribution."

                      NASDAQ National Market Symbol: "XYBR"

     On November 26, 2001, the closing price of one share of our common stock on the NASDAQ National Market was $2.27.


     This investment involves a high degree of risk. You should carefully consider the factors described under the caption "risk factors" beginning on page 2 of this prospectus.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                The date of this prospectus is November __, 2001

                                  RISK FACTORS

     Before you buy shares of our common stock, you should be aware that there are various risks associated with that purchase, including those described below. You should consider carefully these risk factors, together with all of the other information in this prospectus and the documents we have incorporated by reference in the section "Where You Can Find More Information About Us," before you decide to purchase shares of our common stock.

                 Risks Associated with Our History of Losses and
                             Future Need for Capital

We have a history of losses and, if we do not achieve profitability, we may not be able to continue our business in the future.

     Our research, development, sales, marketing and general and administrative expenses have resulted in significant losses and are expected to continue to result in significant losses for the foreseeable future. We have incurred the following losses since 1996:

                  Fiscal years ended:                            $ 5,298,633
                      o  December 31, 1996                       $10,051,757
                      o  December 31, 1997                       $13,001,338
                      o  December 31, 1998                       $16,697,413
                      o  December 31, 1999                       $24,185,222
                      o  December 31, 2000

                  Fiscal quarters ended:
                      o  March 31, 2001                          $ 5,936,589
                      o  June 30, 2001                           $ 8,453,995
                      o  September 30, 2001                      $ 8,073,236

We could be required to cut back or stop operations if we are unable to raise or obtain needed financing.

     The research, development, commercialization, manufacturing and marketing of our products will likely require financial resources which are significantly in excess of those presently available to us. If we are not able to arrange financing or other third party arrangements on acceptable terms, we may be unable to fully develop and commercialize any of our products and could be required to cut back or stop operations.

                 Risks Associated with the Industry in Which We
                                     Operate

Our future revenues and ability to produce new products depend substantially on the success of the Mobile Assistant(R) series.

          The Mobile Assistant series is our principal product, and our success will depend to a large extent upon its commercial acceptance, which cannot be assured. We have signed an agreement with IBM to design, develop and manufacture the computer portion of Xybernaut's next generation of wearable computer systems and initiated shipments of this product and the MA(R) TC late in our third fiscal quarter. Additional product development will result in a significant increase in our research and development expenses that may be unrecoverable should commercialization of new products prove unsuccessful. We also could require additional funding if research and development expenses are greater than we anticipate. As with most high technology products, new models of the Mobile Assistant series must be introduced periodically for our company to remain competitive. There can be no assurance that these new models can be successfully developed or will be commercially accepted.

We have significant commitments to purchase inventory and services in the future.

          We have commitments to purchase inventory, tooling and engineering and other services from our suppliers and manufacturers related to the design, manufacture and procurement of our hardware product lines. We are obligated to purchase certain components of the MA V system from IBM, including approximately 24,000 computing units (the "MA V CPUs"). The MA V CPUs are scheduled for purchase over an 18 month period following final acceptance by us, which acceptance is determined by a number of criteria including receipt of comprehensive product documentation and other customary deliverables. All criteria for acceptance have not been met, but we expect that all criteria will be met in the fourth fiscal quarter of 2001. Subsequent to acceptance, we may cancel our purchase commitments by paying a cancellation fee in an amount not to exceed approximately $4,000,000, which amount decreases in proportion to the number of MA V CPUs purchased over the contract period. In addition to the obligation related to the MA V CPUs, we have commitments to purchase computing units, flat panel and head mounted displays, miscellaneous computing components as well as engineering and other services from our various vendors related to the MA V, MA TC, poma(TM) and future product lines. While the timing and amount of many of these shipments and services may be adjusted through the payment of cancellation fees or through contract negotiations, the total amount scheduled to be paid for such items by us during the fourth fiscal quarter of 2001 and fiscal year 2002 is estimated at between $45,000,000 and $50,000,000.

We may have to lower prices or spend more money to effectively compete against companies with greater resources than us, which could result in lower revenues and/or profits.

          The success of our products in the marketplace depends on many factors, including product performance, price, ease of use, support of industry standards, competing technologies and customer support and service. Given these factors we cannot assure you that we will be able to compete successfully. For example, if our competitors offer lower prices, we could be forced to lower prices which could result in reduced or negative margins and a decrease in revenues. If we do not lower prices we could lose sales and market share. In either case, if we are unable to compete against our main competitors which include established companies like Computing Devices International, a division of Ceridian Corporation, ViA Inc., Texas Microsystems, Telxon, Symbol, Norand, Raytheon, and others, we would not be able to generate sufficient revenues to grow our company or reverse our history of losses.

          In addition, we may have to spend more money to effectively compete for market share, including funds to expand our infrastructure, which is a capital and time intensive process. Further, if other companies choose to aggressively compete against us, we may have to reduce our prices and spend more money on advertising, promotion, trade shows, product development, marketing and overhead expenses, hiring and retaining personnel, and developing new technologies. These lower prices and higher expenses would adversely affect our net income.

Currency fluctuations, especially in the Japanese Yen and German Mark, may significantly increase our expenses and affect our results of operations.

          The exchange rates for some local currencies in countries where we operate may fluctuate in relation to the U.S. dollar. Such fluctuations may have an adverse effect on our competitive position as well as our expenses, revenues, earnings, assets or liabilities when local currencies are translated into U.S. dollars. We have significant operations in Asia, in particular Japan, and Europe, in particular Germany. Also, we are party to supplier arrangements with several companies in Japan and Europe for the production of the Mobile Assistant series. Our foreign operations, including payments to our suppliers, are typically funded in the local currencies. Any changes in the value of the U.S. dollar against these currencies could result in an increase in our reported expenses or inventory costs or a decrease in our reported revenues which, if substantial, could have a material adverse effect on our financial condition and results of operations.

If our sales and receivables continue to be concentrated among a small number of our customers, the loss of a customer, a substantial decrease of sales to one of our customers or a customer's inability to pay amounts owed to us may have a material adverse effect on our sales, operating results and cash flows

          A significant percentage of our sales has been concentrated among a relatively small number of customers. For the nine months ended September 30, 2001, we had three (3) customers which each comprised more than 10% of our total revenues, representing an aggregate of 39% of total revenues. Additionally, at September 30, 2001, we had two (2) customers which comprised more than 10% of our accounts receivable, representing an aggregate of 56% of total accounts receivable. There can be no assurance that this concentration of sales and receivables among customers will not continue in the future. The loss of a significant customer or a substantial decrease in sales to such a customer would have a material adverse effect on our sales and operating results. Our arrangements with certain of our customers, especially those related to the sale of our wearable computer hardware products, are based on the receipt of purchase orders and otherwise are not subject to long-term written contracts and generally may be terminated upon short notice. In addition, these and other customers may demand price concessions from us that could adversely affect profit margins. Also, our cash flows may be adversely affected if a customer is unable or unwilling to repay amounts owed to us.

                              Risk Associated with
                      Our Internal Operations and Policies

Since we do not intend to declare dividends in the foreseeable future, the return on your investment will depend upon appreciation of the market price of your shares.

          We have never paid any dividends on our common stock. Our board of directors does not intend to declare any dividends in the foreseeable future, but intends to retain all earnings, if any, for use in our business operations. As a result, the return on your investment in Xybernaut will depend upon any appreciation in the market price of the common stock. The holders of common stock are entitled to receive dividends when, as and if declared by the board of directors out of funds legally available for dividend payments. The payment of dividends, if any, in the future is within the discretion of our board of directors and will depend upon our earnings, capital requirements and financial condition, and other relevant factors.

               Risks Which May Dilute the Value of Your Xybernaut
                Shares or Limit the Effect of Their Voting Power

The price of our common stock is highly volatile.

          The price of our common stock is highly volatile. During the period from January 1, 2000 to November 26, 2001 the closing price of our common stock has ranged from a high of $23.75 to a low of $1.22. Following periods of volatility in the market price of a company's securities, securities class action litigation has often been instituted against such a company. If similar litigation were instituted against us, it could result in substantial costs and a diversion of our management's attention and resources, which could have an adverse effect on our business. The volatile fluctuations of the market price are based on (1) the number of shares in the market at the time as well as the number of shares we may be required to issue in the future, compared to the market demand for our shares; (2) our performance and meeting expectations of our performance, including the development and commercialization of our products and proposed products; (3) market conditions for technology companies in the small capitalization sector; and (4) general economic and market conditions.

Our executive officers, directors and principal stockholders, together, may exercise control over all matters submitted to a vote of stockholders.

          As of October 31, 2001, our executive officers, directors and principal stockholders beneficially owned, in the aggregate, approximately 10.5% of our outstanding shares of common stock. These stockholders, if acting together, may be able to effectively control most matters requiring approval by our stockholders. The voting power of these stockholders under certain circumstances could have the effect of delaying or preventing a change in control of Xybernaut.

We have 13,130,642 shares of our common stock reserved for future issuances which can substantially dilute the value of your Xybernaut common stock.

          The issuance of reserved shares would dilute the equity interest of existing stockholders and could have a significant adverse effect on the market price of our common stock. As of November 28, 2001, we had 13,130,642 shares of common stock reserved for possible future issuances upon conversion of options and warrants. These options and warrants are convertible into or exercisable for shares of common stock at prices that may represent discounts from future market prices of the common stock. The exercise of these options or warrants could result in substantial dilution to existing holders of common stock. The sale of the common stock acquired at a discount could have a negative impact on the trading price of the common stock and could increase the volatility in the trading price of the common stock. See the section entitled "Dilution" for a summary of the number of shares which could be issued upon conversion of the outstanding preferred stock at various market prices.

          In addition, we may seek additional financing which may result in the issuance of additional shares of our capital stock and/or rights to acquire additional shares of our capital stock. Those additional issuances of capital would result in a reduction of your percentage interest in Xybernaut.

Anti-takeover measures in our certificate of incorporation could adversely affect the voting power of the holders of the common stock.

          Our certificate of incorporation authorizes anti-takeover measures such as the authority to issue "blank check" preferred stock and the staggered terms of the members of our board of directors. Those measures could have the effect of delaying, deterring or preventing a change in control without any action by our stockholders. In addition, issuance of preferred stock, without stockholder approval, on those terms as the board of directors may determine, could adversely affect the voting power of the holders of the common stock, including the loss of voting control to others.

                INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

          This prospectus contains certain forward-looking statements which involve substantial risks and uncertainties. These forward-looking statements can generally be identified because the context of the statement includes words such as "may," "will," "except," "anticipate," "intend," "estimate," "continue," "believe," or other similar words. Similarly, statements that describe our future plans, objectives and goals are also forward-looking statements. Our factual results, performance or achievements could differ materially from those expressed or implied in these forward-looking statements as a result of certain factors, including those listed in "Risk Factors" and elsewhere in this prospectus.

                  WHERE YOU CAN FIND MORE INFORMATION ABOUT US

          We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public over the Internet at the SEC's Website at "http://www.sec.gov."

          We have filed with the SEC a registration statement on Form S-3 to register the shares being offered. This prospectus is part of that registration statement and, as permitted by the SEC's rules, does not contain all the information included in the registration statement. For further information with respect to us and our common stock, you should refer to the registration statement and to the exhibits and schedules filed as part of the registration statement, as well as the documents discussed below.

          The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update or supersede this information.

          This prospectus may contain summaries of contracts or other documents. Because they are summaries, they will not contain all of the information that may be important to you. If you would like complete information about a contract or other document, you should read the copy filed as an exhibit to the registration statement or incorporated in the registration statement by reference.

          We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (File No. 0-19041) until all of the shares are sold:

          o Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2001;

          o Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2001;

          o Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001;

          o Annual Report on Forms 10-K, as amended by Form 10-K/A, for the fiscal year ended December 31, 2000; and

          o The description of our common stock contained in the registration statement on Form 8-A filed on July 15, 1996 under the Exchange Act (File No. 0-15086), including all amendments or reports filed for the purpose of updating that description.

          You may request a copy of these filings, at no cost, by writing to us at 12701 Fair Lakes Circle, Suite 550, Fairfax, Virginia 22033, (703) 631-6925,
Attention: John F. Moynahan or by e-mail at investorrelations@xybernaut.com.

          You can review and copy the registration statement, its exhibits and schedules, as well as the documents listed below, at the public reference facilities maintained by the SEC as described above. The registration statement, including its exhibits and schedules, are also available on the SEC's web site.

                                 USE OF PROCEEDS

          The selling stockholders are selling all of the shares covered by this prospectus for their own accounts. Accordingly, we will not receive any proceeds from the resale of the shares.

          We will receive proceeds, if any, from the exercise of warrants. We will use those proceeds, if any, for working capital and general corporate purposes.

          We will bear the expenses relating to this registration, other than discounts and commissions, which will be paid by the selling stockholder.

                                    DILUTION

          As of November 28, 2001 we had issued and outstanding 59,524,754 shares of common stock. At that date, there were an additional 13,130,642 shares of common stock reserved for possible future issuances as follows:

          o options to purchase 5,955,354 shares at an exercise price between $1.21 and $23.38 per share. We have registered the shares issuable upon exercise of the options under the Securities Act;

          o warrants to purchase 5,542,814 shares at a price between $2.00 and $18.00 per share. Of the 5,542,814 shares, we have previously registered a total of 3,753,255 shares issuable upon exercise of these warrants. This prospectus covers an additional 1,422,059 shares of common stock issuable upon exercise of warrants, which shares will be freely tradable without restriction (subject to prospectus delivery requirements) on the effective date of the registration statement. The remaining 367,500 shares will be deemed to be "restricted securities" when issued; and

          o 1,632,474 shares issuable upon exercise of options under the Company's stock incentive plans which have not been granted as of November 26, 2001. We have registered the shares issuable upon exercise of the options.

          The shares which will be deemed "restricted securities" may be sold under Rule 144. Rule 144 permits sales of "restricted securities" by any person, whether or not an affiliate of the issuer, after a one year holding period. At that time, sales can be made subject to the Rule's volume and other limitations and after two years by non-affiliates without adhering to Rule 144's volume or other limitations. In general, an "affiliate" is a person with the power to manage and direct our policies. The SEC has stated that, generally, executive officers and directors of an entity are deemed affiliates of the issuing entity.

                              SELLING STOCKHOLDERS

          This prospectus covers the resale by the selling stockholders of up to 7,038,190 shares of our common stock.

          The natural person holding voting and/or dispositive control over the shares that Cranshire Capital L.P. will sell is Mitchell P. Kopin, President of Downsview Capital, Inc., its General Partner. The address of Cranshire Capital, L.P. is 666 Dundee Rd., Ste. 1901, Northbrook, Illinois 60062.

          The natural person holding voting and/or dispositive control over the shares that Euram Cap Strat. "A" Fund Limited will sell is Mitchell P. Kopin, President of JMJ Capital, Inc., its Investment Manager. The address of Euram Cap Strat. "A" Fund Limited is 666 Dundee Rd., Ste. 1901, Northbrook, Illinois 60062.

          The natural person holding voting and/or dispositive control over the shares that Holly Investments Limited will sell is Ms. C.B. Williams, Director. The address of Holly Investments Limited is Gretton House, Duke Street, Grand Turk, Turks & Caicos, BWI.

          The natural persons holding voting and/or dispositive control over the shares that Cleveland Overseas Ltd. will sell are Mr. J. Alexander and Mr. P. Leuenberger, on behalf of Primeway SA. The address of Cleveland Overseas Ltd. is c/o Primeway SA, 7 Rue du Rhone CH-1204 Geneva.

          The natural person holding voting and/or dispositive control over the shares that Vertical Ventures Ltd. will sell is Mr. Josh Silverman. The address of Vertical Ventures Ltd. is 900 Third Avenue, 26th Floor, New York, New York 10022.

          The natural person holding voting and/or dispositive control over the shares that ZLP Master Technology Fund, Ltd. will sell is Mr. Stuart J. Zimmer, its Director. The address of ZLP Master Technology Fund, Ltd. is Goldman Sachs (Cayman) Trust, Ltd., P.O. Box 896, Harbor Center, 2nd Floor, North Church Street, Georgetown, Grand Cayman, Cayman Islands, BWI.

          The natural person holding voting and/or dispositive control over the shares that frog werk, Inc. will sell is Ms. Patricia Roller, its Co-Chief Executive Officer. The address of frog werk, Inc. is 1327 Chesapeake Terrace, Sunnyvale, California 94089.

          The natural person holding voting and/or dispositive control over the shares that Atlas Capital Services, LLC will sell is Mr. Thomas J. Diamante. The address of Atlas Capital Services, LLC is 225 Broadway, suite 910, New York, New York 10007.

          The following table lists the selling stockholders and certain information regarding the ownership by such selling stockholders of shares of our common stock as of November 28, 2001, and as adjusted to reflect the sale of the shares. Information concerning the selling stockholders, their pledgees, donees and other non-sale transferees who may become selling stockholders may change from time to time. To the extent the selling stockholders or any of their representatives advise us of such changes, we will report those changes in a prospectus supplement to the extent required. See "Plan of Distribution."

          The registration of the following shares through this registration statement allows the following entities to sell their share holdings in the future on the open market and is not necessarily an indication of intent to sell the shares.


                                                               Percentage                   -----------------------
                                                                   of                          Shares of Common
                                                                 Common                          Stock Owned
                                                                 Stock                      after Offering (1)(2)
                                         Shares of Common        Owned        Shares of     -----------------------
                                       Stock Owned Prior to   Prior to the  Common Stock
                                             Offering           Offering    to be Sold (1)     Number     Percent
                                       ----------------------------------------------------------------------------
Holly Investments Limited                   2,941,176             4.9       2,941,176 (3)         0          0
Cranshire Capital L.P.                      2,656,222             4.4       1,654,411 (4)     1,001,811     1.7%
ZLP Master Technology Fund, Ltd.             735,294              1.2         735,294 (5)         0          0
Cleveland Overseas Ltd.                      735,294              1.2         735,294 (6)         0          0
Euram Cap Strat. "A" Fund Limited            676,889              1.1         551,470 (7)      125,419       *
Vertical Ventures Ltd.                       274,898               *          183,824 (8)       91,074       *
Atlas Capital Services, LLC                  106,765               *           61,765 (9)       45,000       *
frog werk, Inc.                              174,956               *          174,956             0          0

        * Less than 1%


--------------

(1) Assumes that the selling stockholders will exercise all of their warrants, if any, into common stock.
(2) Assumes all of the securities offered hereby will be sold by the selling stockholders.
(3) Includes 588,235 shares of common stock issuable upon exercise of warrants.
(4) Includes 330,882 shares of common stock issuable upon exercise of warrants.
(5) Includes 147,059 shares of common stock issuable upon exercise of warrants.
(6) Includes 147,059 shares of common stock issuable upon exercise of warrants.
(7) Includes 110,294 shares of common stock issuable upon exercise of warrants.
(8) Includes 36,765 share of common stock issuable upon exercise of warrants.
(9)       Represents shares of common stock issuable upon exercise of warrants.

          The common stock has the material rights and obligations discussed below and under the section entitled "Description of Securities." We have filed the agreements relating to these rights and obligations with the SEC. We urge you to read them in their entirety.

          Holly Investments Limited acquired its shares of common stock in a private placement transaction entered into on November 15, 2001. Under the terms of the common stock and warrant purchase agreement between Holly Investments Limited and us, we agreed to sell 2,352,941 shares of our common stock at a price of $1.70 per share, representing an approximate 16% discount to the closing bid price of the shares on the 15 trading days preceding the finalization of negotiations, for gross proceeds of $4,000,000. We also issued warrants to purchase shares of our common stock at

$2.55 per share. The warrants are exercisable for a period of 5 years from the date of issuance. We may call up to 100% of the warrants if the common stock trades at a price equal to or greater than $3.25 per share for 5 consecutive trading days. In connection with our sale of common stock pursuant to the common stock and warrant purchase agreement, we entered into a registration rights agreement pursuant to which, among other things, we agreed to use our best efforts to (i) file a registration statement to register for resale the shares of common stock, including the shares of common stock issuable upon exercise of the warrants, no later than sixty days after the closing date and (ii) cause such registration statement to become effective as promptly as practicable after filing but no later than ninety days after the closing date.

          Cranshire Capital L.P. and Euram Cap Strat. "A" Fund Limited each acquired its shares of common stock in a private placement transaction entered into on November 15, 2001. Under the terms of the common stock and warrant purchase agreement with us, we agreed to sell an aggregate of 1,764,705 shares of our common stock at a price of $1.70 per share, representing an approximate 16% discount to the closing bid price of the shares on the 15 trading days preceding the finalization of negotiations, for gross proceeds of $3,000,000. We also issued warrants to purchase shares of our common stock at $2.55 per share. The warrants are exercisable for a period of 4 years from the date of issuance. We may call up to 100% of the warrants if the volume weighted average price of our common stock (using the Bloomberg VWAP function) is equal to or greater than $3.25 per share for ten consecutive trading days. In connection with our sale of common stock pursuant to the common stock and warrant purchase agreement, we entered into a registration rights agreement pursuant to which, among other things, we agreed to use our best efforts to file a registration statement to register for resale the shares of common stock, including the shares of common stock issuable upon exercise of the warrants, within 60 days after the closing date and have such registration statement declared effective as promptly as practicable after filing but no later than 120 days after the closing date. If the registration statement is not declared effective within such 120-day period, we agreed to pay to each of the holders liquidated damages in an amount equal to 2% of the purchase price paid by that holder for the shares of common stock purchased pursuant to the common stock and warrant purchase agreement for each 30-day period after the end of such 120-day period until the registration statement is declared effective. Payment of the liquidated damages will be either in cash or in shares of common stock at the option of the holder. Under the registration rights agreement, the shares of common stock cannot be sold or otherwise transferred for a period of 100 days from the closing date.

          Cleveland Overseas Ltd., ZLP Master Technology Fund, Ltd. and Vertical Ventures Ltd. each acquired its shares of common stock in a private placement transaction entered into on November 15, 2001. Under the terms of the common stock and warrant purchase agreement with us, we agreed to sell an aggregate of 1,323,529 shares of our common stock at a price of $1.70 per share, representing an approximate 16% discount to the closing bid price of the shares on the 15 trading days preceding the finalization of negotiations, for gross proceeds of $2,250,000. We also issued warrants to purchase shares of our common stock at $2.55 per share. The warrants are exercisable for a period of 4 years from the date of issuance. We may call up to 100% of the warrants if the volume weighted average price of our common stock (using the Bloomberg VWAP function) is equal to or greater than $3.25 per share for ten consecutive trading days. In connection with our sale of common stock pursuant to the common stock and warrant purchase agreement, we entered into a registration rights agreement pursuant to which, among other things, we agreed to use our best efforts to file a registration statement to register for resale the shares of common stock, including the shares of common stock issuable upon exercise of the warrants, within 60 days after the closing date and have such registration statement declared effective as promptly as practicable after filing but no later than 120 days after the closing date. If the registration statement is not declared effective within such 120-day period, we agreed to pay to each of the holders liquidated damages in an amount equal to 2% of the purchase price paid by that holder for the shares of common stock purchased pursuant to the common stock and warrant purchase agreement for each 30-day period after the end of such 120-day period until the registration statement is declared effective. Payment of the liquidated damages will be either in cash or in shares of common stock at the option of the holder. Under the registration rights agreement, the shares of common stock cannot be sold or otherwise transferred for a period of 100 days from the closing date.

          On November 15, 2001, we entered into an agreement with Atlas Capital Services, LLC whereby we agreed to pay cash in the amount of $157,500 and warrants to purchase 61,765 shares of our common stock at $2.55 per share as a fee for certain financial advisory services rendered to us in connection with the private placement transaction. The warrants are exercisable for a period of 4 years from the date of issuance. We may call up to 100% of the warrants if the volume weighted average price of our common stock (using the Bloomberg VWAP function) is equal to or greater than $3.25 per share for ten consecutive trading days.

          frog werk, Inc. provides certain product development, marketing and other services to our company. The shares of common stock were issued to frog werk, Inc. as partial compensation for services rendered to us for the period ending November 27, 2001. The shares of common stock were issued at $1.93 per share, representing a 15% discount to the closing market price of our common stock on November 26, 2001, the day preceding the date of the agreement. The agreement provides that we will file a registration statement for the shares of common stock underlying such warrants within 90 days and use our reasonable best efforts to cause such registration statement to be declared effective.

         The warrants have adjustment provisions for standard dilution events including stock splits, stock dividends and similar transactions.

          Other than as indicated above and as investors in private placements and other financings for our common stock, the selling stockholders are not affiliated with us and have not had any material relationship with us during the past three years.

                            DESCRIPTION OF SECURITIES

General

          Our authorized capital stock consists of 80,000,000 shares of common stock, par value $0.01 per share, and 6,000,000 shares of preferred stock, par value $0.01 per share. As of November 28, 2001, we have 59,524,754 shares of common stock issued and outstanding. We have reserved 13,130,642 shares of common stock for issuance upon exercise of options and warrants.

Common Stock

Voting

          The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Our certificate of incorporation and by-laws do not provide for cumulative voting rights in the election of directors. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election.

Dividends

          Holders of common stock are entitled to receive ratably those dividends as may be declared by our board of directors out of funds legally available for that purpose.

Rights on Liquidation

          In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in the assets remaining after payment of liabilities.

Pre-emptive or Redemption Rights

          Holders of common stock have no preemptive, conversion or redemption rights. All of the outstanding shares of common stock are fully-paid and nonassessable.

Preferred Stock

          Our board of directors has the authority to issue up to 6,000,000 shares of preferred stock from time to time in one or more series. Our board has the authority to establish the number of shares to be included in each series, and to fix the designations, powers, preferences and rights of the shares of each series and the applicable qualifications, limitations or restrictions. The issuance of preferred stock may have the effect of delaying or preventing a change in control. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock, if any, or could adversely affect the rights and powers, including voting rights, of the holders of the common stock. In certain circumstances, the issuances could have the effect of decreasing the market price of the common stock.

          As of the date of this prospectus, we have not designated any shares of preferred stock other than the series A, B, C, D and E preferred stock, all of which have been fully converted into common stock.

Anti-takeover Considerations

          Our certificate of incorporation authorizes the issuance of up to 6,000,000 shares of $0.01 par value preferred stock. The issuance of preferred stock with such rights could have the effect of limiting stockholder participation in certain transactions such as mergers or tender offers and could discourage or prevent a change in our management. We have no present intention to issue any additional preferred stock.

          We have a classified or staggered board of directors which limits an outsider's ability to effect a rapid change of control of our board. In addition, at the 1998 Annual Meeting of Stockholders held on September 24, 1998, our stockholders approved measures to amend our certificate of incorporation and by-laws, where applicable, to:

          o implement an advance notice procedure for the submission of director nominations and other business to be considered at annual meetings of stockholders;

          o permit only the President, the Vice Chairman of our board, the Secretary or our board of directors to call special meetings of stockholders and to limit the business permitted to be conducted at such meetings to be brought before the meetings by or at the direction of our board;

          o provide that a member of our board of directors may only be removed for cause by an affirmative vote of holders of at least 66 2/3% of the voting power of the then outstanding shares entitled to vote generally in the election of directors voting together as a single class;

          o fix the size of our board of directors at a maximum of twelve directors, with the authorized number of directors set at ten, and our board of directors having the sole power and authority to increase or decrease the number of directors acting by an affirmative vote of at least a majority of the total number of authorized directors most recently fixed by our board of directors;

          o provide that any vacancy on the board may be filled for the unexpired term (or for a new term in the case of an increase in the size of the board) only by an affirmative vote of at least a majority of the remaining directors then in office even if less than a quorum, or by the sole remaining director;

          o    eliminate stockholder action by written consent;

          o require the approval of holders of 80% of the then outstanding voting stock and/or the approval of 66 2/3% of the directors for certain corporate transactions; and

          o require an affirmative vote of 66 2/3% of the voting stock in order to amend or repeal any adopted amendments to the certificate of incorporation and bylaws adopted at the meeting.

          Those measures combined with the ability of our board of directors to issue "blank check" preferred stock and the staggered terms of the members of our board of directors, could have the effect of delaying, deterring or preventing a change in control without any further action by the stockholders. In addition, the issuance of preferred stock, without stockholder approval, on such terms as our board may determine, could adversely affect the voting power of the holders of the common stock, including the loss of voting control to others.

Transfer Agent and Registrar

          Continental Stock Transfer & Trust Company is our Transfer Agent and Registrar for our common stock.

                              PLAN OF DISTRIBUTION

          The selling stockholder and its pledgees, donees, transferees and other subsequent owners, may offer its shares at various times in one or more of the following transactions:

          o on any U.S. securities exchange on which our common stock may be listed at the time of sale
          o    in the over-the-counter market
          o    in privately negotiated transactions
          o    in connection with short sales; or
          o    in a combination of any of the above transactions.

          The selling stockholder may offer its shares of common stock at prevailing market prices at the time of sale, at prices related to those prevailing market prices, at negotiated prices or at fixed prices.

          The selling stockholder may also sell the shares under Rule 144 instead of under this prospectus, if Rule 144 is available for those sales.

          The transactions in the shares covered by this prospectus may be effected by one or more of the following methods:

          o ordinary brokerage transactions and transactions in which the broker solicits purchasers;
          o purchases by a broker or dealer as principal, and the resale by that broker or dealer for its account under this prospectus, including resale to another broker or dealer;
          o block trades in which the broker or dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal in order to facilitate the transaction; or
          o negotiated transactions between selling stockholders and purchasers without a broker or dealer.

          The selling stockholder and any broker-dealers or other persons acting on the behalf of parties that participate in the distribution of the shares may be deemed to be underwriters. Any commissions or profits they receive on the resale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act.

          As of the date of this prospectus, we are not aware of any agreement, arrangement or understanding between any broker or dealer and any of the selling stockholders with respect to the offer or sale of the shares under this prospectus.

          We have advised the selling stockholder that during the time it is engaged in distributing shares covered by this prospectus, it must comply with the requirements of the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. Under those rules and regulations, it:

          o may not engage in any stabilization activity in connection with our securities;
          o must furnish each broker which offers common stock covered by this prospectus with the number of copies of this prospectus which are required by each broker; and
          o may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

          Section 145 of the Delaware General Corporation Law allows a company to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement under the conditions and limitations described in the law. Our certificate of incorporation authorizes us to indemnify our officers, directors and other agent to the fullest extent permitted under Delaware law.

          Our certificate of incorporation provides that a director is not personally liable for monetary damages to us or our stockholders for breach of his or her fiduciary duties as a director. A director will be held liable for a breach of his or her duty of loyalty to us or our stockholders, his or her intentional misconduct or willful violation of law, actions or in actions not in good faith, an unlawful stock purchase or payment of a dividend under Delaware law, or transactions from which the director derives an improper personal benefit. This limitation of liability does not affect the availability of equitable remedies against the director including injunctive relief or rescission.

          We have purchased a directors and officers liability and reimbursement policy that covers liabilities of our directors and officers arising out of claims based upon acts or omissions in their capacities as directors and officers.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                  LEGAL MATTERS

          Jenkens & Gilchrist Parker Chapin LLP, New York, New York, a stockholder of our company, will pass upon the validity of the securities offered hereby. Martin Eric Weisberg, Esq., a member of the firm, is our Secretary, one of our Directors, and a stockholder in our company.

                                     EXPERTS

          The financial statements incorporated in this prospectus by reference to the Annual Report on Forms 10-K/A for the year ended December 31, 2000 have been so incorporated in reliance on the report of Grant Thornton LLP, independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.


===========================================================    ======================================================
We have not authorized any dealer, salesperson or any
other person to give any information or to represent
anything other than those contained in this prospectus
in connection with the offer contained herein, and, if
given or made, you should not rely upon such
information or representations as having been
authorized by Xybernaut Corporation. This prospectus
does not constitute an offer of any securities other
than those to which it relates or an offer to sell, or                                7,038,190
a solicitation of an offer to buy, those to which it
relates in any state to any person to whom it is not
lawful to make such offer in such state. The delivery                          SHARES OF COMMON STOCK
of this prospectus at any time does not imply that the
information herein is correct as of any time after the
date of this prospectus.


                   TABLE OF CONTENTS
                                                                                XYBERNAUT CORPORATION
                                                  Page
                                                  ----

Risk Factors.........................................2
Information Regarding Forward-Looking
     Statements .....................................6
Where You Can Find More
     Information About Us............................7
Use of Proceeds......................................8
Dilution.............................................8
Selling Stockholders ...............................10
Description of Securities...........................13
Plan of Distribution ...............................16
Indemnification for Securities
     Act Liabilities................................17
Legal Matters.......................................17                              ____________
Experts ............................................18
                                                                                     PROSPECTUS
                                                                                    ------------


                                                                           _________________________, 2001


===========================================================    ======================================================


                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

          The following table sets forth the various expenses which will be paid by us in connection with the issuance and distribution of the securities being registered on this registration statement. The selling stockholders will not incur any of the expenses set forth below. All amounts shown are estimates.

          Filing fee for registration statement.................$   4,079.67
          Legal fees and expenses ..............................$  10,000.00
          Accounting expenses...................................$   5,000.00
                                                                ------------
          Total.................................................$  19,079.67
                                                                ============

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as the registrant, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

          Our certificate of incorporation provides that directors will not be personally liable for monetary damages to us or our stockholders for breach of fiduciary duty as a director, except for liability resulting from a breach of the director's duty of loyalty to us or our stockholders, intentional misconduct or willful violation of law, actions or inactions not in good faith, an unlawful stock purchase or payment of a dividend under Delaware law, or transactions from which the director derives improper personal benefit. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission. Our certificate of incorporation also authorizes us to indemnify our officers, directors and other agents, by bylaws, agreements or otherwise, to the fullest extent permitted under Delaware law. We have entered into an indemnification agreement with each of our directors and officers which may, in some cases, be broader than the specific indemnification provisions contained in our certificate of incorporation or as otherwise permitted under Delaware law. Each indemnification agreement may require us, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as a director or officer, against liabilities arising from willful misconduct of a culpable nature, and to obtain directors' and officers' liability insurance if available on reasonable terms.

          We maintain directors and officers liability policies with SPMI (Lloyd's of London) and North American Specialty (Swiss Reinsurance) that contain a combined limit of liability of $5,000,000 per policy year.

ITEM 16.  EXHIBITS.

NUMBER            DESCRIPTION OF EXHIBIT

4.1    Form of Warrant issued to Holly Investments Limited

4.2 Form of Common Stock and Warrant Purchase Agreement, dated as of November 15, 2001, between Holly Investments Limited and Xybernaut Corporation

4.3 Form of Registration Rights Agreement, dated as of November 15, 2001, between Holly Investments Limited and Xybernaut Corporation

4.4 Form of Common Stock and Warrant Purchase Agreement, dated as of November 15, 2001, among Cranshire Capital, L.P., Euram Cap Strat. "A" Fund Limited and Xybernaut Corporation

4.5 Form of Registration Rights Agreement, dated as of November 15, 2001, among Cranshire Capital, L.P., Euram Cap Strat. "A" Fund Limited and Xybernaut Corporation

4.6 Form of Common Stock and Warrant Purchase Agreement, dated as of November 15, 2001, among Cleveland Overseas Ltd., ZLP Master Technology Fund, Ltd., Vertical Ventures Ltd. and Xybernaut Corporation

4.7 Form of Registration Rights Agreement, dated as of November 15, 2001, among Cleveland Overseas Ltd., ZLP Master Technology Fund, Ltd., Vertical Ventures Ltd. and Xybernaut Corporation

4.8 Form of Warrant issued to each of Cranshire Capital, L.P., Euram Cap Strat. "A" Fund Limited, Cleveland Overseas Ltd., ZLP Master Technology Fund, Ltd., Vertical Ventures Ltd. and Atlas Capital Services, LLC

4.9 Agreement, dated November 15, 2001, between Atlas Capital Services, LLC and Xybernaut Corporation

4.10 Agreement for Payment of Account, dated November 27, 2001, between frog werk, Inc. and Xybernaut Corporation

5.1    Opinion of Jenkens & Gilchrist Parker Chapin LLP

23.1   Consent of Grant Thornton LLP

23.2 Consent of Jenkens & Gilchrist Parker Chapin LLP (included in their opinion filed as Exhibit 5.1)

ITEM 17.  UNDERTAKINGS.

          The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

          In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairfax, Commonwealth of Virginia on November 28, 2001.

                                     XYBERNAUT CORPORATION


                                     By:  /s/ Edward G. Newman
                                          -------------------------------------
                                          Edward G. Newman
                                          President, Chief Executive Officer and
                                          Chairman of the Board of Directors


                                POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes Edward G. Newman and Steven A. Newman, each acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Form S-3 and to file the same with exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or is substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed below by the following persons in the capacities indicated on November 28, 2001.

         Signature                                      Title

/s/ Edward G. Newman                      President, Chief Executive Officer and
---------------------------               Chairman of the Board of Directors
Edward G. Newman

/s/ Steven A. Newman, M.D                 Executive Vice President and Vice
---------------------------               Chairman of the Board of Directors
Steven A. Newman, M.D.

/s/ John F. Moynaham                      Senior Vice President, Chief Financial
---------------------------               Officer and Treasurer
John F. Moynahan


/s/ Kazuyuki Toyosato                     Executive Vice President and Director
---------------------------
Kazuyuki Toyosato


/s/ Dr. Edwin Vogt                        Senior Vice President and Director
------------------------------------
Dr. Edwin Vogt


/s/ Martin Eric Weisberg, Esq.            Secretary and Director
------------------------------
Martin Eric Weisberg, Esq.


/s/ Eugene J. Amobi                       Director
------------------------------------
Eugene J. Amobi


/s/ Keith P. Hicks                        Director
------------------------------------
Keith P. Hicks


/s/ Phillip E. Pearce                     Director
------------------------------------
Phillip E. Pearce


/s/ James J. Ralabate                     Director
------------------------------------
James J. Ralabate


/s/ Lt. Gen Harry E. Soyster              Director
------------------------------------
Lt. Gen. Harry E. Soyster

                                 SECURITIES AND
                                    EXCHANGE
                                   COMMISSION

                             WASHINGTON, D.C. 20549

                                  -------------


                                   EXHIBITS TO

                                    FORM S-3

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933


                                  -------------


                              XYBERNAUT CORPORATION
                       (EXACT NAME OF ISSUER AS SPECIFIED
                                 IN ITS CHARTER)


                                November 29, 2001

NUMBER            DESCRIPTION OF EXHIBIT

4.1    Form of Warrant issued to Holly Investments Limited
4.2 Form of Common Stock and Warrant Purchase Agreement, dated as of November 15, 2001, between Holly Investments Limited and Xybernaut Corporation
4.3 Form of Registration Rights Agreement, dated as of November 15, 2001, between Holly Investments Limited and Xybernaut Corporation
4.4 Form of Common Stock and Warrant Purchase Agreement, dated as of November 15, 2001, among Cranshire Capital, L.P., Euram Cap Strat. "A" Fund Limited and Xybernaut Corporation
4.5 Form of Registration Rights Agreement, dated as of November 15, 2001, among Cranshire Capital, L.P., Euram Cap Strat. "A" Fund Limited and Xybernaut Corporation
4.6 Form of Common Stock and Warrant Purchase Agreement, dated as of November 15, 2001, among Cleveland Overseas Ltd., ZLP Master Technology Fund, Ltd., Vertical Ventures Ltd. and Xybernaut Corporation
4.7 Form of Registration Rights Agreement, dated as of November 15, 2001, among Cleveland Overseas Ltd., ZLP Master Technology Fund, Ltd., Vertical Ventures Ltd. and Xybernaut Corporation
4.8 Form of Warrant issued to each of Cranshire Capital, L.P., Euram Cap Strat. "A" Fund Limited, Cleveland Overseas Ltd., ZLP Master Technology Fund, Ltd., Vertical Ventures Ltd. and Atlas Capital Services, LLC
4.9 Agreement, dated November 15, 2001, between Atlas Capital Services, LLC and Xybernaut Corporation
4.10 Agreement for Payment of Account, dated November 27, 2001, between frog werk, Inc. and Xybernaut Corporation
5.1    Opinion of Jenkens & Gilchrist Parker Chapin LLP
23.1   Consent of Grant Thornton LLP
23.2 Consent of Jenkens & Gilchrist Parker Chapin LLP (included in their opinion filed as Exhibit 5.1)


                                      E-2